                                                                    EXHIBIT 99.4

GREATER ATLANTIC FINANCIAL CORP.                     A PROPERLY COMPLETED
SUBSCRIPTION ORDER FORM                              ORIGINAL SUBSCRIPTION
                                                     ORDER FORM MUST BE USED TO
                                                     SUBSCRIBE FOR CONVERTIBLE
                                                     PREFERRED SECURITIES

[           PRE-PRINT WITH:          ]   PLEASE RETURN SUBSCRIPTION ORDER FORM,
[                {NAME}              ]   WITH ANY OTHER REQUIRED DOCUMENTS AND
[              {ADDRESS}             ]   THE SUBSCRIPTION PRICE PAYMENT TO:
[ {# OF SHARES OF COMMON STOCK OWNED}]            WILMINGTON TRUST COMPANY
                                                  RODNEY NORTH MARKET SQUARE
                                                  WILMINGTON, DE  19890-0001
                                                  ATTN:  CORPORATE TRUST ADMINISTRATION

                   ==========================================
                        Expiration Date for Purchase of
                       Convertible Preferred Securities:
                                 March 5, 2002
                             5:00 P.M. Eastern Time
                   ==========================================

As a registered owner of this subscription order form, you are entitled to purchase 6.50% convertible trust preferred securities of Greater Atlantic Capital Trust I, under the terms and conditions set forth in the enclosed prospectus which describes the rights offering. This is a non-transferable right, and only you can exercise it.

You will receive 0.365 subscription rights for every share of common stock you held on the record date, February 4, 2002. Each whole right entitles you to purchase one convertible preferred security for the $10.00 subscription price. This is your basic subscription privilege. See the box below to calculate how many convertible preferred securities you are entitled to purchase through the rights offering under your basic subscription privilege.

If you exercise your full basic subscription privilege, you will also have an oversubscription privilege to subscribe for any convertible preferred securities that our other rights holders do not purchase under their basic subscription privilege up to the maximum number of convertible preferred securities offered in the rights offering. This is your oversubscription privilege.

The rights offering is currently scheduled to expire on March 5, 2002. The board of directors of Greater Atlantic Financial may extend the rights offering beyond March 5, 2002, in its discretion.


                      FULL BASIC SUBSCRIPTION PRIVILEGE

================================================================================
Number of shares you owned on February 4, 2002 (see label above) x 0.365 = _________________ rights you own. (Round up fractions of rights). You are entitled to purchase one convertible preferred security for each whole right you own.
================================================================================

YOU HAVE FOUR CHOICES:

1. You can subscribe for all the convertible preferred securities listed above (your basic subscription privilege).

2. In addition to subscribing for your full basic subscription privilege, you can subscribe for more convertible preferred securities than listed in the box above, up to the maximum number of convertible preferred securities offered in the rights offering (your oversubscription privilege).

3. You can subscribe for less than the number of convertible preferred securities listed in the box above.

4. If you do not wish to purchase convertible preferred securities, disregard these materials.

SECTION 1 - EXERCISE AND SUBSCRIPTION

ENTER ONE CHOICE ONLY:

[__]   1.     I wish to subscribe for the full basic subscription privilege:


                                          Number of Convertible
                                           Preferred Securities
                                           Subscribed for Under
                                            Basic Subscription
                                                Privilege                 Subscription Price          Total Payment Due
                                        ---------------------------                                -------------------------

                                                                     X          $10.00         =   $
                                        ---------------------------                                -------------------------

[__]   2.     In addition to my full basic subscription privilege, I wish to subscribe for more convertible preferred securities under my oversubscription privilege:

                                    Number of
 Number of Convertible             Convertible
 Preferred Securities         Preferred Securities
 Subscribed for Under         Subscribed for Under
  Basic Subscription            Oversubscription
       Privilege                    Privilege               Total           Subscription Price          Total Payment Due
------------------------      ----------------------     ------------                                 ----------------------
                         +                           =                X           $10.00          =   $
------------------------      ----------------------     ------------                                 ----------------------

[__]   3.     I wish to subscribe for less than my full basic subscription privilege:

                                          Number of Convertible
                                         Preferred Securities for
                                         Under Basic Subscription
                                                Privilege                 Subscription Price          Total Payment Due
                                        ---------------------------                                -------------------------
                                                                     X          $10.00         =   $
                                        ---------------------------                                -------------------------

SECTION 2 - PAYMENT

Enclosed is a check, bank draft drawn upon a United States bank, or postal or express money order made payable to "Wilmington Trust Company, as subscription agent" - DO NOT MAIL CASH:


                                           =============================
                                           $
                                           =============================

SECTION 3 - DTC PARTICIPANT INFORMATION

Convertible preferred securities may only be purchased through a participant of The Depository Trust Company. DTC participants are brokers, dealers and others having accounts with DTC. Therefore, please provide the following:

=========================================================================================
Your DTC participant name or the name of
DTC participant through which you are
purchasing the convertible preferred
securities:
-----------------------------------------------------------------------------------------
The DTC participant's account number:
-----------------------------------------------------------------------------------------
If you are the registered holder of
Greater Atlantic Financial's common
stock and are not a DTC participant,
your client account number with the DTC
participant:
-----------------------------------------------------------------------------------------
Name on the client account referred to above:
=========================================================================================

SECTION 4 - ACKNOWLEDGMENT

The undersigned acknowledge(s) receipt of the prospectus and understand(s) that, in order to exercise subscription rights to purchase shares of convertible preferred securities, this fully completed subscription order form must be received by the subscription agent no later than 5:00 p.m. on March 5, 2002, the expiration date of the rights offering, unless extended by Greater Atlantic Financial Corp., otherwise this subscription order form and all subscription rights will be void. Completed subscription order forms, together with the required payment may be delivered to or mailed to the subscription agent in the enclosed business reply envelope or to the address found in the prospectus. DO NOT MAIL CASH.

It is understood that this subscription order form will be accepted in accordance with, and subject to, the terms and conditions described in the accompanying prospectus.

The undersigned agree(s) that, without the prior consent of Greater Atlantic Financial Corp., this subscription order form may not be modified, withdrawn or cancelled.

THE UNDERSIGNED ACKNOWLEDGE(s) THAT THE CONVERTIBLE PREFERRED SECURITIES ARE NOT DEPOSIT ACCOUNTS, ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY GREATER ATLANTIC FINANCIAL CORP., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE UNDERSIGNED UNDERSTAND(s) THAT THE PURCHASE OF CONVERTIBLE PREFERRED SECURITIES IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL INVESTED.


Signature:                                                 Date:
          ----------------------------------                    ---------------

Signature:                                                 Date:
          ----------------------------------                    ---------------


If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney-in-fact, agent(s), officer(s) of a corporation or another action in a fiduciary or representative capacity, please provide the following information (please type or print).

----------------------------------------------------------------------------------------------------------------------------
Name:                                        Capacity:                       Social Security No. or Tax ID No.:

----------------------------------------------------------------------------------------------------------------------------
Street Address/City/State/Zip Code:                                                  Phone: (        )

----------------------------------------------------------------------------------------------------------------------------

                        CONVERTIBLE PREFERRED SECURITY
                           ORDER FORM INSTRUCTIONS

--------------------------------------------------------------------------------
SECTION INSTRUCTIONS
--------------------------------------------------------------------------------


SECTION 1 Fill in the number of convertible preferred securities that you wish to subscribe for and the total payment due. The amount due is determined by multiplying the number of convertible preferred securities subscribed for by the subscription price of $10.00 per convertible preferred security. You may purchase one convertible preferred security for every whole right that you hold. You may exercise some or all of your rights. If you exercise your full basic subscription privilege, you may also subscribe for additional convertible preferred securities not subscribed for by other rights holders under their basic subscription privilege. If you wish to exercise your oversubscription privilege, you must specify the number of additional convertible preferred securities you want to purchase, up to the maximum number of convertible preferred securities offered in the rights offering, and submit payment for the subscription price for those additional convertible preferred securities to the subscription agent. If the rights offering is oversubscribed, then rights holders exercising the oversubscription privilege will receive from the available convertible preferred securities the lesser of (1) the number of convertible preferred securities for which they oversubscribed and (2) the number of convertible preferred securities in proportion to the number of convertible preferred securities for which each holder subscribes pursuant to their oversubscription privileges, subject to rounding of fractional convertible preferred securities up or down by Greater Atlantic Financial.


              If you do not indicate the number of convertible preferred securities to be subscribed for on your subscription order form, or if you indicate a number of convertible preferred securities that does not agree with the aggregate subscription price payment you delivered, you will be deemed to have subscribed for the maximum number of whole convertible preferred securities that may be subscribed for, under both the basic subscription privilege and the oversubscription privilege, based on the aggregate subscription price payment you delivered.

SECTION 2 You must pay for all convertible preferred securities you subscribe for, whether under the basic subscription privilege or the oversubscription privilege, in United States dollars, by check or bank draft drawn upon a United States bank, or postal or express money order, payable to "Wilmington Trust Company, as subscription agent." DO NOT MAIL CASH!

              The subscription price will be considered received by the subscription agent only upon:

              -       clearance of an uncertified check; or

              - receipt by the subscription agent of a certified or cashier's check or bank draft drawn upon a United States bank (or for Canadian residents only, a bank located in Canada) or of a postal or express money order; in each case, before 5:00 p.m., Eastern time, on the expiration date. Funds paid by uncertified personal check may take at least five business days to clear. Accordingly, if you wish to pay the subscription price by uncertified personal check, you should make payment sufficiently in advance of the expiration date to ensure its receipt and clearance by that time. We urge you to consider payment by means of certified or cashier's check or money order.

              The subscription agent will retain all funds delivered to it in payment of the subscription price until the closing of the offering. If you are allocated fewer than all the convertible preferred securities for which you subscribed, the subscription agent will return your excess subscription price payment to you, without interest, as soon as practicable after the closing of the offering. You will have no rights as a holder with respect to convertible preferred securities subscribed for until the closing of the offering.

SECTION 3 The convertible preferred securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company, New York, New York, or its nominee. This means that you will not receive a certificate for the convertible preferred securities, and your ownership interests will be recorded through the DTC book-entry system. Therefore, all convertible preferred securities must be purchased through a DTC participant such as a broker or dealer. DTC participants include securities brokers and dealers, banks and trust companies having accounts with DTC. If you are a registered holder of Greater Atlantic Financial common stock and are not a DTC participant in order to subscribe for convertible preferred securities you must provide the name of a DTC participant through which you intend to purchase the convertible preferred securities, its DTC participant number, your client account number with the DTC participant and the name on the client account. Otherwise, please provide only your DTC participant name and your DTC participant number.

SECTION 4 The signature(s) on the subscription order form should match in every detail the name(s) of the registered owner(s) printed on the subscription order form. If there are joint owners of a subscription order form, each joint owner must sign the subscription order form. All other information on the subscription order form should be printed or typed.

              If the subscription order form is executed by an executor, administrator, trustee, guardian or other fiduciary, or by a corporation, and the rights are not registered in the name of such fiduciary or corporation, as indicated on the subscription order form, the person executing the subscription order form must give his or her full title and furnish proper evidence of authority to act on behalf of the registered owner of the rights, as indicated on the subscription order form.

              If the subscription order form is executed by an attorney-in-fact (except where such execution is by a bank, trust company or broker as agent for the subscriber and the convertible preferred securities are to be registered in the same name as stated on the subscription order form), evidence of authority to act must be furnished.

              If you hold shares of common stock for the account of others, you should contact the respective beneficial owners of those shares as soon as possible to ascertain their intentions and to obtain instructions and certifications with respect to their rights.

              If a beneficial owner so instructs, you should complete the appropriate subscription order form and related documents. You should submit these to the subscription agent with the proper subscription price payment. If you are a beneficial owner whose shares of our common stock are held for your account by a registered holder, you should give your instructions regarding your beneficially held rights to that holder. You cannot exercise your rights directly if your shares are held for your account by another person.

--------------------------------------------------------------------------------
GENERAL INSTRUCTIONS
--------------------------------------------------------------------------------

The method of delivery of the subscription order form and the payment of the subscription price to the subscription agent is at your election and risk. If you send your subscription order form and payments by mail, we suggest that you send them by registered mail, properly insured. You should also allow sufficient time to ensure delivery to the subscription agent to permit your payment to clear prior to the expiration time.

We will determine all questions concerning the timeliness, validity, form and eligibility of any exercise of rights, which determinations will be final and binding. In our sole discretion, we may waive any defect or irregularity, or permit a defect or irregularity to be corrected, or we may reject the purported exercise of any right because of any defect or irregularity. Neither the subscription agent nor we are under any duty to notify you of any defect or irregularity in the exercise of a right, and will not be held liable for any failure to notify you in that regard. We also reserve the right to reject any exercise if it could be deemed unlawful or materially burdensome. See "--Regulatory Limitation" below.

YOU SHOULD DIRECT ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE METHOD OF EXERCISING RIGHTS, OR REQUESTS FOR ADDITIONAL COPIES OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR, THE INSTRUCTIONS, TO CARROLL E. AMOS, PRESIDENT AND CHIEF EXECUTIVE OFFICER, GREATER ATLANTIC FINANCIAL CORP., AT (703) 391-1300 OR DENISE M. GERAN, WILMINGTON TRUST COMPANY, AT (302) 651-1749. IF YOU DO NOT EXERCISE YOUR RIGHTS PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, THEY WILL EXPIRE AND BE NULL AND VOID.

NO REVOCATION OF EXERCISE

Once you have exercised the basic subscription privilege or the oversubscription privilege, you may not revoke that exercise.

SUBSCRIPTION AGENT

The subscription agent is Wilmington Trust Company in its capacity as a trustee for the Trust. The subscription agent's address, to which you must make any required deliveries, is:

                BY MAIL                             BY OVERNIGHT COURIER                           BY HAND
          Rodney Square North                       Rodney Square North                      Wilmington Trust Plaza
        1100 North Market Street                  1100 North Market Street                        First Floor
       Wilmington, DE 19890-0001                 Wilmington, DE 19890-0001                  c/o Rodney Square North
         ATTN: Corporate Trust                     ATTN: Corporate Trust                    1100 North Market Street
             Administration                            Administration                      Wilmington, DE 19890-0001
                                                                                             ATTN: Corporate Trust
                                                                                                 Administration

We will pay the fees and expenses of the subscription agent, and have agreed to indemnify the subscription agent against certain liabilities that it may incur in connection with the rights offering.

REGULATORY LIMITATION

We will not be required to issue convertible preferred securities in the rights offering to anyone who, in our opinion, would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such convertible preferred securities if such clearance or approval has not been obtained at or prior to the expiration of the rights offering.

WITHDRAWAL OF THE RIGHTS OFFERING

We reserve the right to withdraw the rights offering for any reason and at any time prior to 5:00 p.m., Eastern time, on the expiration date, in which event the subscription agent will return all subscription price payments without interest. In the event we withdraw the rights offering, all rights will become null and void.